         As filed with the Securities and Exchange Commission on April 25, 1997
                                                    Registration No.  333-_____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                            MCAFEE ASSOCIATES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Delaware                                    77-0316593
  (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)

                               2710 Walsh Avenue
                         Santa Clara, California 95051
                                 (408) 988-3832
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               WILLIAM L. LARSON
                     President and Chief Executive Officer
                            McAfee Associates, Inc.
                               2710 Walsh Avenue
                         Santa Clara, California 95051
                                 (408) 988-3832
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------

                                   Copies to:

                             Jeffrey D. Saper, Esq.
                              Kurt J. Berney, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, CA  94304-1050

                                 --------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
           Securities Act of 1933,other than securities offered only
            in connection with dividend or interest reinvestment
                     plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
   Title of each class of                                  Proposed Maximum           Proposed Maximum             Amount of
      Securities to be             Amount to be           Offering Price per         Aggregate Offering         Registration Fee
         Registered                 Registered               Security (1)                 Price(1)
---------------------------------------------------------------------------------------------------------------------------------
   Common Stock, $0.01 par        251,644 shares                $43.63                  $10,979,228                  $3,327
            value
=================================================================================================================================

    The price of $43.63 per share, which was the average of the high and low prices of the Common Stock on the Nasdaq National Market on April 21, 1997, is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
    SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

         The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may an offer to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                  SUBJECT TO COMPLETION, DATED APRIL 25, 1997

                                 251,644 SHARES

                            MCAFEE ASSOCIATES, INC.

                                  COMMON STOCK

                               _________________

         This Prospectus relates to the public offering, which is not being underwritten, of 251,644 shares (the "Shares") of Common Stock, $0.01 par value (the "Common Stock") of McAfee Associates, Inc. ("McAfee" or the "Company"). The Shares are outstanding shares that may be sold from time to time by or on behalf of certain stockholders of the Company (the "Selling Stockholders").
The Selling Stockholders acquired the Shares in private transactions in which the Company acquired all of the outstanding stock of Kabushiki Kaisha Jade, a Japanese corporation ("Jade") and a controlling interest in FSA Corporation, an Alberta, Canada corporation ("FSA").

         The Shares may be offered by the Selling Stockholders from time to time in transactions on the Nasdaq National Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Stockholders" and "Plan of Distribution."

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The Company has agreed to bear certain expenses in connection with the registration and sale of the Shares being offered by the Selling Stockholder. In addition, the Company has agreed to indemnify a certain Selling Stockholder against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         On April 24, 1997, the closing bid price of the Company's Common Stock on the Nasdaq National Market was $48.625 per share. The Common Stock is traded under the Nasdaq symbol "MCAF."

                        _______________________________

         The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                        _______________________________

  SEE "RISK FACTORS" COMMENCING ON PAGE 4 FOR A DISCUSSION OF RISK FACTORS THAT
                SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE
                            SECURITIES OFFERED HEREBY.

                        _______________________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                        _______________________________

           The date of this Prospectus is _____________________, 1997

                             AVAILABLE INFORMATION

         McAfee is subject to the informational requirements of the Exchange Act and, in accordance therewith, it files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also makes electronic filings publicly available on the Internet within 24 hours of acceptance. The Commission's Internet address is http://www.sec.gov. The Commission web site also contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. McAfee Common Stock is quoted on the Nasdaq National Market, and the reports, proxy statements and other information referred to above can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                             ADDITIONAL INFORMATION

               The Company has filed with the Commission a registration statement on Form S-3, including this Prospectus and other information (herein, together with all amendments, exhibits and schedules, referred to as the "Registration Statement"), under the Securities Act, with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements made in this Prospectus as to the contents of any document referred to are not necessarily complete. With respect to each such document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.
The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                     INFORMATION INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Commission (File No. 0-20558) pursuant to the Exchange Act are incorporated by reference in this
Prospectus:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission on March 28, 1997;

         2. The Company's Current Reports on Form 8-K dated and filed with the Commission on September 24, 1996 and March 14, 1997, respectively; and

         3. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A as filed with the Commission on August 21, 1992, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus but prior to the termination of the offering to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, in its unmodified form, to constitute a part of this Prospectus.

         Upon written or oral request, the Company will provide without charge to each person to whom a copy of the Prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests for such documents should be submitted to Prabhat K. Goyal, Secretary, at the principal executive offices of the Company in writing at McAfee Associates, Inc., 2710 Walsh Avenue, Santa Clara, California 95051 or by telephone at (408) 988-3832.

                                  THE COMPANY

         McAfee develops, markets, distributes and supports network security and management software products. The Company provides network security products for anti-virus protection as well as client/server network management tools. Many of the Company's network management products are available as individual software modules as well as integrated product suites. The Company is also a leader in electronic software distribution, which is the principal channel through which it distributes its products to large corporations, institutions and government entities. The Company generally utilizes a two-year subscription licensing model for this distribution method.

         The Company is a Delaware corporation incorporated in August 1992.
The Company's principal executive offices are located at 2710 Walsh Avenue, Santa Clara, California 95051. Its telephone number at that address is (408) 988-3832. The Company's Internet address is http://www.mcafee.com.
Information contained on the Company's World Wide Web site shall not be deemed part of this Prospectus. As used in this Prospectus, references to the "Company," "McAfee" or the "Registrant" include McAfee Associates, Inc. and its subsidiaries.

                                  RISK FACTORS

         This Prospectus, including the documents incorporated by reference herein, contains forward-looking statements that involve risks and uncertainties. The statements contained in this Prospectus or incorporated by reference herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including without limitation statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document or incorporated by reference herein are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this Prospectus.

         The following risk factors should be considered in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the other information included and incorporated by reference in this Prospectus before purchasing the Common Stock offered hereby.

         Rapid Technological Change; Risks Associated with Product Development and Acquisitions. The network security and management market is highly fragmented and is characterized by ongoing technological developments, evolving industry standards and rapid changes in customer requirements. McAfee's success depends upon its ability to offer a broad range of network security and management software products, to continue to enhance existing products, to develop and introduce in a timely manner new products that take advantage of technological advances, and to respond promptly to new customer requirements. While McAfee believes that it currently offers one of the broadest product lines in the network management and security market, this market is continuing to evolve and customer requirements are continuing to change. As the market evolves and competitive pressures increase, McAfee believes that it will need to further expand its product offerings. McAfee has identified a number of enhancements to its existing product offerings which it believes are important to its continued success in the network security and management market. There can be no assurance that McAfee will be successful in developing and marketing, on a timely basis, enhancements to its existing products or new products, or that its new products will adequately address the changing needs of the marketplace. Failure by McAfee in any of these areas could materially and adversely affect its business, financial condition and results of operations. In addition, from time to time, McAfee or its competitors may announce new products with capabilities or technologies. Such announcements of new products could have the potential to replace or shorten the life cycles of McAfee's existing products and to cause customers to defer purchasing McAfee's existing products.

         McAfee has in the past experienced delays in software development, and there can be no assurance that McAfee will not experience delays in connection with its current or future product development activities. Software products as complex as those offered by McAfee may contain undetected errors or version compatibility issues, particularly when first introduced or when new versions are released, resulting in loss of or delay in market acceptance. For example, McAfee's anti-virus software products have in the past falsely detected viruses that did not actually exist. See " -- Risk of False Detection of Viruses." Delays and difficulties associated with new product introductions, performance or enhancements could have a material adverse effect on McAfee's business, financial condition and results of operations.

         In addition to developing new products, McAfee's internal development staff is focused on developing upgrades and updates to existing products and modifying and enhancing acquired products. Future upgrades and updates may, among other things, include additional functionality, respond to user problems or address issues of compatibility with changing operating systems and environments. McAfee believes that the ability to provide these upgrades and updates to users frequently and at a low cost is key to its success. In particular, the proliferation of new and changing viruses makes it imperative to update anti-virus products frequently in order for the products to avoid obsolescence. Failure to release such upgrades and updates on a timely basis could have a material adverse effect on McAfee's business, financial condition and results of operations. There can be no assurance that McAfee will be successful in these efforts. In addition, future changes in Windows 95, Windows NT, NetWare or other popular operating systems may result in compatibility problems with McAfee's products. McAfee's failure to introduce new products in a timely manner that are compatible with operating systems and environments preferred by desktop computer users would have a material adverse effect on McAfee's business, financial condition and results of operations.

         Competition. The market for McAfee's products is intensely competitive and McAfee expects competition to increase in the future. McAfee believes that the principal competitive factors affecting the market for its products include performance, functionality, quality, customer support, breadth of product line, frequency of upgrades and updates, brand name recognition, company reputation and price. Certain of the criteria upon which the performance and quality of McAfee's anti-virus software products compete include the number and types of viruses detected, the speed at which the products run and ease of use. Certain of McAfee's competitors have been in the network management market longer than McAfee, and other competitors, such as Symantec, Intel and Seagate, are larger and have greater name recognition than McAfee. In addition, certain larger competitors such as Intel, Microsoft and Novell have established relationships with hardware vendors related to their other product lines. These relationships may provide them with a competitive advantage in penetrating the OEM market with their network management products. As is the case in many segments of the software industry, McAfee may encounter increasing price competition in the future. This could reduce average selling prices and, therefore, profit margins. Competitive pressures could result not only in sustained price reductions but also in a decline in sales volume, which could materially adversely affect McAfee's business, financial condition and results of operations.

         The network security and management market is highly fragmented with products offered by many vendors. McAfee's principal competitor is the Peter Norton Group of Symantec in the network security market and Intel's LanDesk in the network management market. Other competitors include Computer Associates/Cheyenne Software, Intel, Seagate and the Dr. Solomon Group, as well as numerous smaller companies and shareware authors that may in the future develop into stronger competitors or be consolidated into larger competitors. McAfee also faces competition from large and established software companies such as Microsoft and Novell which offer network management products as enhancements to their network operating systems. McAfee believes that as the network management market develops, McAfee may face increased competition from these large companies, as well as other companies seeking to enter the market. The trend toward enterprise-wide network management and security solutions may result in a consolidation of the network management and security market around a smaller number of vendors who are able to provide the necessary software and support capabilities. With the acquisition of Vycor Corporation, the Company faces new competition from vendors in the help desk market. The Company's principal competitors in the help desk market are Remedy Corporation and Software Artistry. The Company also faces significant competition in the storage management market. There can be no assurance that McAfee will continue to compete effectively against existing and potential competitors, many of whom have substantially greater financial, technical, marketing and support resources and name recognition than McAfee. In addition, there can be no assurance that software vendors who currently use traditional distribution methods will not in the future decide to compete more directly with McAfee by utilizing electronic software distribution.

         The competitive environment for anti-virus software internationally is similar to that in North America, although local competitors in specific foreign markets present stronger competition and shareware authors control a more significant portion of the European market. The international market for network management software has developed more slowly than the North American market, although larger competitors such as Intel and Symantec have begun to penetrate European markets. Asian markets have significantly lagged behind North America and Europe in their adoption of networking technology. There can be no assurance that McAfee will be able to compete successfully in international markets.

         Risk of Inclusion of Network Security and Management Functionality in System Software. In the future, vendors of operating system software may continue to enhance their products to include functionality that is currently provided most often by network security and management software. The widespread inclusion of the functionality of McAfee's products, and of the functionality of the network security or management products, as standard features of operating system software could, particularly if the quality of such functionality were comparable to that of McAfee's products, render McAfee's products obsolete and unmarketable. Furthermore, even if the network security and/or management functionality provided as standard features by operating systems is more limited than that of McAfee's products, there can be no assurance that a significant number of customers would not elect to accept such functionality in lieu of purchasing additional software. If McAfee was unable to develop new network security and management products to further enhance operating systems and to replace successfully any obsolete products, McAfee's business, financial condition and results of operations would be materially adversely affected.

         McAfee's Dependence on Anti-Virus Product Revenue. McAfee derived a substantial majority of its net revenue in 1996 from licensing its anti-virus software products, and these products are expected to continue to account for a substantial portion of McAfee's net revenue for the foreseeable future. Because of this concentration of revenue, a decline in demand for, or in the prices of, McAfee's anti-virus software products as a result of competition, technological change or otherwise, could have a material adverse effect on McAfee's business, financial condition and results of operations. In addition, while McAfee will continue to focus on growing its anti-virus revenue, factors such as increased competition or technological change may affect McAfee's future rate of growth.

         Dependence on Emergence of Network Management Market. The market for McAfee's network management products is evolving, and its growth depends upon broader market acceptance of network management software, including help desk software. Although the number of LAN-attached personal computers ("PCs") has increased dramatically, the network management market continues to be an emerging market and there can be no assurance that the market will continue to develop or that further market development will be rapid enough to significantly benefit McAfee. In addition, there are a number of potential approaches to network management, including management tools incorporated into network operating systems. Therefore, even if network management tools gain broader market acceptance, there can be no assurance that McAfee's products will be chosen by organizations which acquire network management tools. Furthermore, to the extent that the network management market does continue to develop, McAfee expects that competition will increase. See " -- Competition" and " -- Risk of Inclusion of Network Security and Management Functionality in System Software."

         Variability of Quarterly Operating Results. McAfee's licensing activity and results of operations can fluctuate significantly on a quarterly basis. Causes of such fluctuations may include the volume and timing of new orders and renewals, the introduction of new products, upgrades or updates by McAfee or its competitors, changes in product prices, changes in product mix, seasonality, trends in the computer industry, general economic conditions, extraordinary events such as acquisitions or litigation and the occurrence of unexpected events. Because of the nature of its distribution methods, McAfee generally cannot predict when a user will license its products. Historically, renewals have accounted for a significant portion of McAfee's net revenue; however, there can be no assurance that McAfee will be able to sustain historic renewal rates in the future.

         McAfee historically recognized substantially all license revenue ratably over a two-year license period, during which time users generally received all product upgrades, updates and technical support at no additional charge. As a result, quarterly fluctuations in licensing activity have had a reduced quarter-to-quarter impact on McAfee's net revenue and net income. However, since July 1, 1995, McAfee generally recognizes 80% of its revenue from subscription licenses at the time of the initial licensing transaction, which more directly impacts net revenue and net income in the quarters in which the licensing activity occurs. Furthermore, since McAfee's cost of net revenue is low, and operating expenses are relatively fixed, any revenue shortfall in a quarter will result in a substantially similar shortfall in net income. As a result of this change in revenue recognition in July 1995, McAfee believes that period-to-period comparisons of its financial results should not be relied upon as an indication of future performance.

         The operating results of many software companies reflect seasonal trends, and McAfee's business, financial condition and results of operations may be affected by such trends in the future. Such trends may include higher net revenue in the fourth quarter as many customers complete annual budgetary cycles, and lower net revenue in the summer months when many businesses experience lower sales, particularly in the European market.

         Volatility of Stock Price. The trading price of McAfee Common Stock has historically been subject to wide fluctuations in response to quarterly variations in financial performance, shortfalls in revenue or earnings from levels forecast by securities analysts, changes in estimates by such analysts, market conditions in the computer software or hardware industries, product introductions by McAfee or its competitors, announcements of extraordinary events such as acquisitions or litigation or general economic conditions. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many high technology and emerging growth companies, often unrelated to the operating performance of the specific companies. On several occasions during 1995 and 1996, the closing sales prices for McAfee Common Stock on successive days fluctuated in excess of 10%. There can be no assurance that such fluctuations in McAfee's Common Stock price will not continue in the future.

         Risks Associated with Failure to Manage Growth; Potential Future Acquisitions. McAfee has undergone a period of rapid growth and expansion due in part to acquisitions. McAfee has also experienced significant growth in its employee base, including growth through such acquisitions. McAfee's ability to compete effectively and execute its strategies will depend in part upon its ability to continue to improve its operational, management and financial systems and controls. The failure of McAfee's management team to effectively manage any further growth could have a material adverse effect on McAfee's business, financial condition and results of operations.

         McAfee may in the future undertake acquisitions that could present challenges to McAfee's management, such as integrating and incorporating new operations, product lines, technologies and personnel. If McAfee's management is unable to manage these challenges, McAfee's business, financial condition and results of operations could be materially adversely affected. Any acquisition, depending on its size, could result in the use of a significant portion of McAfee's available cash, or if such acquisition is made utilizing McAfee's securities, could result in significant dilution to McAfee's stockholders. Furthermore, there can be no assurance that any products acquired in connection with such acquisitions will gain acceptance in McAfee's markets.

         Reliance on Indirect Channels of Distribution. McAfee markets a significant portion of its products to end-users through distributors. In particular, Ingram Micro Devices has accounted for 17%, 12% and 12% of net revenue in 1996, 1995 and 1994, respectively. These distributors also sell other products that are complementary to, or compete with, those of McAfee. While McAfee encourages its distributors to focus on their respective products through marketing and support programs, there can be no assurance that these distributors will not give greater priority to products of other suppliers, including competitors. Distributors have no long-term obligations to purchase products from McAfee. In addition, McAfee has begun to recognize revenue for products sold through distributors upon sales to distributors. Since McAfee's agreements with its distributors provide for a right of return, revenue recognized upon sales to distributors is subject to a reserve for returns. There can be no assurance that any future reserves for returns will be adequate.

         Proprietary Technology. McAfee's success is heavily dependent upon its proprietary software technology. McAfee relies on a combination of contractual rights, trademarks, trade secrets and copyrights to establish and protect proprietary rights in its software. McAfee has not to date applied for or obtained any patents or registered any of its copyrights and has only registered selected trademarks. SABER is a trademark of a subsidiary of the SABRE Group, Inc. and is licensed to McAfee pursuant to a non-exclusive worldwide, royalty free license. McAfee is not otherwise affiliated with the SABRE Group, Inc. or SABRE Travel Information Network. In the event that the license of the trademark were to expire, or be terminated, McAfee could be required to cease using the trademark on its products, which could involve significant expense and the possibility of customer confusion. Any loss of McAfee's ability to use this trademark could have a material adverse effect on McAfee's business, financial condition and results of operations.

         McAfee does not typically obtain signed license agreements from its corporate, government and institutional customers who license products directly from McAfee. McAfee includes an electronic version of a "shrink-wrap" license in all of its electronically distributed software and a printed license in the box for its products distributed through traditional distribution channels in order to protect its copyrights and trade secrets in those products. Since none of these licenses are signed by the licensee, many authorities believe that they may not be enforceable under many state laws and the laws of many foreign jurisdictions.

         In addition, the laws of some foreign countries either do not protect McAfee's proprietary rights or offer only limited protection for those rights. Furthermore, McAfee has obtained only one foreign registration of its

"McAfee" trademark, and publication in two jurisdictions, due to the significant costs involved. As a result, McAfee may not be able to prevent a third party from using its trademarks in many foreign jurisdictions.

         There can be no assurance that the steps taken by McAfee to protect its proprietary software technology will be adequate to deter misappropriation of this technology. McAfee is aware that a substantial number of users of its anti-virus products have not paid any registration or license fees to McAfee. Changing legal interpretations of liability for unauthorized use of McAfee's software, or lessened sensitivity by corporate, government or institutional users to avoiding copyright infringement, would have a material adverse effect on McAfee's business, financial condition and results of operations.

        There has also been substantial industry litigation regarding intellectual property rights of technology companies. Although McAfee does not believe that it has knowingly infringed the intellectual property rights of others, it receives claims from time to time, and McAfee has in the past been subject to litigation related to its intellectual property. There can be no assurance that such claims will not be asserted against McAfee in the future or that the outcome of any such claims would not have a material adverse effect on McAfee's business, financial condition and results of operations. In addition, as McAfee may acquire a portion of the software included in its future products from third parties, its exposure to infringement actions may increase because McAfee must rely upon such third parties for information as to the origin and ownership of any software being acquired. In the future, litigation may be necessary to enforce and protect trade secrets and other intellectual property rights owned by McAfee. McAfee may also be subject to litigation to defend it against claimed infringement of the rights of others or to determine the scope and validity of the proprietary rights of others. Any such litigation could be costly and cause diversion of management's attention, either of which could have a material adverse effect on McAfee's business, financial condition and results of operations. Adverse determinations in such litigation could result in the loss of McAfee's proprietary rights, subject McAfee to significant liabilities, require McAfee to seek licenses from third parties or prevent McAfee from manufacturing or selling its products, any one of which could have a material adverse effect on McAfee's business, financial condition and results of operations. Furthermore, there can be no assurance that any necessary licenses will be available on reasonable terms, or at all.

         Risks Related to International License Revenue. In 1996, 1995 and 1994 net revenue from international licenses (license revenue from outside the United States and Canada) represented approximately 19%, 29% and 23%, respectively, of McAfee's net revenue. McAfee expects that net revenue from international licenses will continue to account for a significant portion of net revenue. With the acquisition of European distributors in late 1995, a significant portion of McAfee's international revenue in 1997 is expected to be denominated in local currency. The Company has not engaged in any material attempt to offset or "hedge" U.S. foreign currency transaction exposure. To date, the Company's results of operations have not been significantly affected by currency fluctuation, however, there can be no assurance that the Company's future results of operations will not be adversely affected by such fluctuations. Risks inherent in McAfee's international revenue generally include the impact of fluctuating exchange rates, longer payment cycles, greater difficulty in accounts receivable collection, unexpected changes in regulatory requirements, seasonality due to the slowdown in European business activity during the third quarter, and tariffs and other trade barriers. There can be no assurance that these factors will not have a material adverse effect on McAfee's future international license revenue. Further, in countries with a high incidence of software piracy, McAfee may experience a higher rate of piracy of its products.


         In addition, a significant portion of McAfee's international revenue is generated through independent agents. Since these agents are not employees of McAfee and are not required to offer McAfee's products exclusively, there can be no assurance that they will continue to market McAfee's products. Also, McAfee currently has limited control over its agents. For example, McAfee is dependent upon its international agents to provide it with information regarding licensees and there can be no assurance that McAfee will be able to obtain sufficient information to contact such licensees, if necessary, regarding renewal. In addition, McAfee may be unaware of the nature and scope of the representations made to customers by these agents. For example, independent agents could make representations to customers about McAfee's current and future products which are inaccurate or incomplete, which could result in the products not meeting customers' expectations or requirements.

         Dependence upon Key Personnel. McAfee's success will depend to a significant extent upon a number of key technical and management employees. While McAfee's employees are required to sign standard agreements concerning confidentiality and ownership of inventions, the employees are generally not otherwise subject to employment agreements and McAfee employees are generally not subject to noncompetition covenants. The loss of the services of any of McAfee's key employees could have a material adverse effect on its business, financial condition and results of operations. McAfee does not maintain life insurance policies on its key employees. McAfee's success also depends in large part upon its ability to attract and retain highly-skilled technical, managerial, sales and marketing personnel. Competition for such personnel is intense. There can be no assurance that McAfee will be successful in retaining its existing key personnel and in attracting and retaining the personnel it requires.

         Risk of Sabotage. Given McAfee's high profile in the anti-virus software market, McAfee has been a target of computer "hackers" who have created viruses to sabotage McAfee's products. While to date these viruses have been discovered quickly and their dissemination has been limited, there can be no assurance that similar viruses will not be created in the future, that they will not cause damage to users' computer systems and that demand for McAfee's software products will not suffer as a result. In addition, since McAfee does not control diskette duplication by distributors or its independent agents, there can be no assurance that diskettes containing McAfee's software will not be infected.

         Risk of False Detection of Viruses. McAfee's anti-virus software products have in the past and may at times in the future falsely detect viruses that do not actually exist. Such "false alarms," while typical in the industry, may impair the perceived reliability of McAfee's products and may therefore adversely impact market acceptance of McAfee's products. In addition, McAfee has in the past been subject to litigation claiming damages related to a false alarm, and there can be no assurance that similar claims will not be made in the future.

         Effect of Certain Provisions; Anti-Takeover Effects of Certificate of Incorporation, Bylaws and Delaware Law; Limitation of Liability of Directors. The McAfee Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by its stockholders. The rights of the holders of McAfee Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of McAfee. McAfee has no present plans to issue shares of Preferred Stock. Further, certain provisions of Delaware law and McAfee's Certificate of Incorporation and Bylaws, such as a classified board, could delay or make more difficult a merger, tender offer or proxy contest involving McAfee. While such provisions are intended to enable the McAfee Board of Directors to maximize stockholder value, they may have the effect of discouraging takeovers which could be in the best interest of certain stockholders. There is no assurance that such provisions will not have an adverse effect on the market value of McAfee Common Stock in the future. In addition, McAfee's charter provides that its directors shall not be personally liable to McAfee or its stockholders for monetary damages in the event of a breach of fiduciary duty to the extent permitted by Delaware law.

                              SELLING STOCKHOLDERS

         The following table lists the Selling Stockholders, the number of shares of the Company's Common Stock which each owned or had the right to acquire as of March 31, 1997, the number of shares of the Company's Common Stock expected to be sold by each, and the number and the percentage of the shares of the Company's Common Stock which each will own or have the right to acquire after the offering pursuant to the Registration Statement, assuming the sale of all the Shares expected to be sold. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Stockholders may offer the Shares for resale from time to time. See "Plan of Distribution."

         The Shares being offered by the Selling Stockholders were acquired from the Company in connection with the Company's acquisition of either (i) all of the outstanding stock of Kabushiki Kaisha Jade (the "Jade Acquisition") or
(ii) a controlling interest in FSA Corporation (the "FSA Acquisition"). The Jade Acquisition was accomplished pursuant to the terms of a Stock Exchange Agreement, dated January 13, 1997, whereby all issued and outstanding shares of par value stock of Jade were exchanged for an aggregate of 336,071 shares of the Company's Common Stock. The FSA Acquisition was accomplished pursuant to the terms of a Combination Agreement, dated August 16, 1996, whereby the Company is obligated to issue an aggregate of 375,063 shares of its Common Stock in exchange for Class F Exchangeable Shares of FSA (the "Exchangeable Shares") issued to the former shareholder of FSA. As of March 31, 1997, the Company had issued 50,001 shares of the Company's Common Stock to the former shareholder of FSA in exchange for certain Exchangeable Shares.

         The Company has filed with the Commission, under the Act, a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time on the Nasdaq National Market or in privately-negotiated transactions. The Company has agreed to use reasonable efforts to keep such Registration Statement effective for up to 90 days from the date of effectiveness of the Registration Statement on Form S-3, of which this Prospectus forms a part, subject to certain restrictions, or, if earlier, until the distribution contemplated in this Prospectus has been completed.

         The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholders named below:



                                                 Number of                              Number of Shares
                                                 Shares of                                      of
                                                Common Stock                              Common Stock to
                                               Beneficially              Number          be Beneficially      Percentage
                                                Owned Prior            of Shares           Owned After           Owned
 Name of Selling Stockholder                  to the Offering        to be Offered        the Offering(2)  After the Offering
 ---------------------------                  ---------------        -------------        ---------------      --------
 Seiji Murakami                                   164,675                98,805               65,870               *
 Sanae Murakami                                   100,821                60,493               40,328               *
 Atsuhiro Murakami                                 23,525                14,115                9,410               *
 Takayuki Murakami                                 23,525                14,115                9,410               *
 Kanako Murakami                                   23,525                14,115                9,410               *
 Daniel Freedman(1)                               375,063                50,001              325,062               *
-----------------

*   Less than 1%

(1) Mr. Freedman was an executive officer of the Company from September 1996 to October 1996. The number of shares beneficially owned prior to the offering includes 50,001 shares of the Company's Common Stock and Exchangeable Shares which can be exchanged at any time for 325,062 shares of the Company's Common Stock. The number of shares beneficially owned after the offering includes the number of shares of Common Stock beneficially owned by Mr. Freedman that are issuable upon exchange of the Exchangeable Shares.

(2) Assumes that all of the Selling Stockholders will sell all Shares during the effective period.

                              PLAN OF DISTRIBUTION

         All or a portion of the Shares offered hereby by the Selling Stockholders may be delivered and/or sold from time to time in transactions on the Nasdaq National Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. After the effectiveness of the Registration Statement of which this Prospectus is a part, the Selling Stockholders may make short sales of the Company's Common Stock and may use the Shares to cover the resulting short positions. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them.

         Any Selling Stockholder and any broker-dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and any profits realized on the resale of Shares may be deemed to be underwriting discounts and commissions under the Securities Act. Each Selling Stockholder may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. In addition, the Company has agreed to indemnify in certain circumstances a certain Selling Stockholder against certain liabilities, including liabilities arising under the Securities Act and Exchange Act. That certain Selling Stockholder has agreed to indemnify in certain circumstances the Company and certain related persons against certain liabilities, including liabilities arising under the Securities Act and Exchange Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from a Selling Stockholder (and, if it acts as agent for the purchase of such Shares, from such purchaser). Broker-dealers may agree with such Selling Stockholder to sell a specified number of Shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for such Selling Stockholder, to purchase as principal any unsold Shares. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the Nasdaq National Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above.

         Each Selling Stockholder will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the time of bids for and purchases of shares of the Company's Common Stock by such Selling Stockholder.

         Each Selling Stockholder will pay all commissions and other expenses associated with the sale of the Shares by such Selling Stockholder. The Shares offered hereby are being registered pursuant to contractual obligations of the Company, and the Company has agreed to bear certain expenses in connection with the registration and sale of the Shares being offered by every such Selling Stockholder. The Company has not made any underwriting arrangements with respect to the sale of Shares offered hereby.

                                USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Company, among other things to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL MATTERS

         The legality of the securities offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

                                    EXPERTS

        The consolidated balance sheets of the Company as of December 31, 1996 and 1995, and the consolidated statements of income, stockholders' equity, and cash flows and the financial statement schedule for each of the years in the three-year period ended December 31, 1996, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, and are incorporated herein by reference in reliance upon the report of Coopers & Lybrand L.L.P., and upon the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.




                               TABLE OF CONTENTS


                                                                 PAGE

Available Information                                              2

Additional Information                                             2

Information Incorporated by Reference                              3

The Company                                                        3

Risk Factors                                                       4

Selling Stockholders                                              10

Plan of Distribution                                              11

Use of Proceeds                                                   12

Indemnification of Directors and Officers                         12

Legal Matters                                                     12

Experts                                                           12












                                 251,644 SHARES





                            MCAFEE ASSOCIATES, INC.





                                  Common Stock





                                 _____________


                                 _______, 1997


                                 _____________

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The fees and expenses incurred by the Company in connection with the offering are payable by the Company and, other than filing fees, are estimated as follows:

         Securities and Exchange Commission Registration Fee  . . . . . . . . . . . .     $   3,327
         Legal Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .        18,000
         Accounting Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,000
         Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,173
                                                                                          ---------
           Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  27,500
                                                                                          ==========

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 145 of the Delaware General Corporation law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         In accordance with the DGCL, McAfee's Restated Certificate of Incorporation ("Certificate") contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         Article Sixth of McAfee's Certificate and Article VIII, Section 1 of McAfee's Bylaws provide for indemnification of the officers and directors of the Registrant to the fullest extent permitted by applicable law.

         The Registrant has entered into indemnification agreements with each director and executive officer which provide indemnification to such directors and executive officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance.

ITEM 16.  EXHIBITS.

         The following exhibits are filed with this Registration Statement:

 Exhibit
 Number          Description
 -------         -----------
 2.1             Combination Agreement dated August 16, 1996 among the
                 Registrant, FSA Combination Corp., FSA Corporation and Daniel
                 Freedman. (1)

 2.2 Stock Exchange Agreement dated January 13, 1996 among the Registrant, FSA Combination Corp., Kabushiki Kaisha Jade ("Jade") and the shareholders of Jade. (2)

 4.1 Registration Rights Agreement dated August 30, 1996 between the Registrant and Daniel Freedman. (1)

 4.2 Registration Rights Agreement dated January 13, 1996 between the Registrant and all the shareholders of Jade. (2)

 5.1             Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation.

 9.1 Voting and Exchange Trust Agreement dated August 30, 1996 between the Registrant, FSA Combination Corp., FSA Corporation and John T. Ramsay. (1)

 23.1 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

 23.2            Consent of Coopers & Lybrand L.L.P.

 24.1 Power of Attorney (included in Part II of this Registration Statement under the caption "Signatures").

_________________

(1) Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Commission on September 24, 1996.

(2) Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Commission on March 14, 1997.

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by (i) and (ii) is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on this 25th day of April, 1997.

                                       McAFEE ASSOCIATES, INC.

                                       By:   /s/   WILLIAM L. LARSON
                                          -------------------------------------
                                          William L. Larson
                                          President and Chief Executive Officer



                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of McAfee Associates, Inc., a Delaware corporation, do hereby constitute and appoint jointly and severally, William L. Larson and Prabhat K. Goyal, and each of them, the lawful attorneys and agents, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                     Title                                Date
                ---------                                     -----                                ----
 /s/  WILLIAM L. LARSON                     President, Chief Executive Officer and        April 25, 1997
 --------------------------------------     Chairman of the Board (Principal Executive
 William L. Larson                          Officer and Chairman of the Board)

 /s/  PRABHAT K. GOYAL                      Vice President of Finance and                 April 25, 1997
 --------------------------------------     Administration, Chief Financial Officer,
 Prabhat K. Goyal                           Treasurer and Secretary (Principal
                                            Financial and Accounting Officer)

 /s/  JOHN C. BOLGER                        Director                                      April 25, 1997
 --------------------------------------
 John C. Bolger

 /s/  LESLIE G. DENEND                      Director                                      April 25, 1997
 --------------------------------------
 Leslie G. Denend

 /s/  EDWIN L. HARPER                       Director                                      April 25, 1997
 --------------------------------------
 Edwin L. Harper

 /s/  VIRGINIA GEMMELL                      Director                                      April 25, 1997
 --------------------------------------
 Virginia Gemmell

                                 EXHIBIT INDEX



Exhibit
Number         Description
-------        -----------

2.1 Combination Agreement dated August 16, 1996 among the Registrant, FSA Combination Corp., FSA Corporation and Daniel Freedman. (1)

2.2 Stock Exchange Agreement dated January 13, 1996 among the Registrant, FSA Combination Corp., Kabushiki Kaisha Jade ("Jade") and the shareholders of Jade. (2)

4.1 Registration Rights Agreement dated August 30, 1996 between the Registrant and Daniel Freedman. (1)

4.2 Registration Rights Agreement dated January 13, 1996 between the Registrant and all the shareholders of Jade. (2)

5.1            Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation.

9.1 Voting and Exchange Trust Agreement dated August 30, 1996 between the Registrant, FSA Combination Corp., FSA Corporation and John T. Ramsay. (1)

23.1           Consent of Wilson Sonsini Goodrich & Rosati,
               Professional Corporation (included in Exhibit 5.1).

23.2           Consent of Coopers & Lybrand L.L.P.

24.1           Power of Attorney (included in Part II of this
               Registration Statement under the caption "Signatures").
_________________

(1) Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Commission on September 24, 1996.

(2) Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Commission on March 14, 1997.